Exhibit 99.1

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Host Hotels & Resorts, Inc. (“Host REIT”), together with Host Hotels & Resorts, L.P. (“Host L.P.”) entered into a master agreement, and other transaction agreements, each as amended, to acquire a portfolio of 35 hotels from Starwood Hotels & Resorts Worldwide, Inc, or Starwood. On April 10, 2006, we completed the initial stage of the transaction through the purchase of 28 hotels from Starwood. In May and June of 2006, a joint venture in Europe, in which we own a 32.1% general and limited partner interest, acquired five European hotels from Starwood. Additionally, we contributed the Sheraton Warsaw Hotel & Towers, which we purchased on April 10, 2006, to the joint venture. On July 5, 2006, Starwood and Host REIT agreed that Starwood will retain two hotels located in Fiji that were originally under contract as part of the master agreement.

The following unaudited pro forma balance sheet and statement of operations have been prepared based upon (i) the audited balance sheet and statement of operations of Host L.P. as of and for the year ended December 31, 2006; (ii) the unaudited combined statement of operations of the Starwood portfolio for the two months ended February 28, 2006; (iii) the results of the combined operations of the Starwood portfolio for the period from March 1, 2006 through April 9, 2006; and, (iv) certain assumptions, as set forth in the notes to the unaudited pro forma financial statements, that Host L.P. believes are reasonable under the circumstances.

The unaudited pro forma balance sheet as of December 31, 2006 reflects the following transactions as if they had been completed on December 31, 2006:

•	the issuance of $550 million of Exchangeable Senior Debentures through the previously announced proposed offering of exchangeable senior debentures by Host L.P. (the “Proposed Offering”);

•	the repayment of the $250 million outstanding under our credit facility in the first quarter of 2007;

•	the sale of seven properties during the first quarter of 2007 for net proceeds of approximately $328 million, including the gain recognized of approximately $138 million;

•	the February 2007 issuance of $300 million of 5.531% mortgage debt on The Ritz-Carlton, Naples and the Newport Beach Marriott Hotel & Spa;

•	the February 2007 refinancing of $88 million of 8.58% mortgage on the Harbor Beach Marriott Hotel with a $134 million, 5.55% mortgage;

•	the March 2007 repayment of $88 million of floating rate mortgage debt of the JW Marriott, Washington, D.C.; and

•	the anticipated repayment of approximately $595 million of mortgage debt and the related prepayment premiums with the net proceeds from the proposed offering and available cash.

The unaudited pro forma statement of operations of Host L.P. for the year ended December 31, 2006 reflects all of the above transactions as well as the following transactions as if they had been completed on January 1, 2006:

•	the acquisition of the Starwood portfolio;

•	the formation of the European joint venture, including the contribution by Host L.P. of the Sheraton Warsaw Hotel & Towers and cash;

•	the September 2006 acquisition of The Westin Kierland Resort & Spa for $393 million, including the assumption at fair value of $133 million of mortgage debt;

•	the November 2006 issuance of $500 million of 6 7/8% Series R senior notes, net of a $4 million original issue discount;

•	the December 2006 redemption of $450 million of 9 1/2% Series I senior notes from the proceeds of the Series R senior notes offering;

•	the April 2006 issuance of $800 million of 6 3/4% Series P senior notes;

•	the May 2006 redemption of $136 million of 7 7/8% Series B senior notes;

•	the June 2006 repayment of $84 million of 8.39% mortgage debt on the Boston Marriott Copley Place;

•	the May 2006 redemption of $150 million of our 10% Class C preferred OP units; and

•	certain other investing and financing activities during 2006.

The pro forma adjustments as presented are based on estimates and certain information that are currently available and may change as additional information becomes available, as estimates are refined or as additional events occur. The unaudited pro forma statements are for illustrative purposes only and do not purport to be indicative of the financial position and results of operations that would actually have been achieved had the transactions occurred on the dates indicated or which may be achieved in the future. In the opinion of management, all material adjustments necessary to reflect the effects of the transactions that can be factually supported within the SEC regulations covering the preparation of unaudited pro forma statements of operations have been made.

The unaudited pro forma statements of operations should be read in conjunction with the historical consolidated financial statements and accompanying notes of Host L.P. and the combined historical financial statements and accompanying notes of the Starwood portfolio acquired in the transactions which have previously been filed with the Commission.

HOST HOTELS & RESORTS, L.P.

UNAUDITED PRO FORMA BALANCE SHEET

DECEMBER 31, 2006

(IN MILLIONS)

		A	B	C
	Host LP Historical Balance Sheet	Exchangeable Senior Debentures Issuance	Debt Transactions	Dispositions	Host LP Pro Forma Balance Sheet
ASSETS
Property and equipment, net	$10,584	$—	$—	$(94)	$10,490
Assets held for sale	96	—	—	(96)	—
Due from managers	51	—	—	(1)	50
Investments in affiliates	160	—	—	—	160
Deferred financing costs	60	1	(1)	—	60
Furniture, fixtures and equipment replacement fund	100	—	—	—	100
Other	196	—	—	—	196
Restricted cash	194	—	—	—	194
Cash (D)	364	538	(618)	328	612

Total assets	$11,805	$539	$(619)	$137	$11,862

LIABILITIES AND PARTNERS’ CAPITAL
Debt
Senior notes (D)	$3,526	$539	$—	$—	$4,065
Credit facility	250	—	(250)	—	—
Mortgage debt	2,014	—	(337)	—	1,677
Other	88	—	—	—	88

Total debt (E)	5,878	539	(587)	—	5,830
Accounts payable and accrued expenses	243	—	—	(1)	242
Other	252	—	—	—	252

Total liabilities	6,373	539	(587)	(1)	6,324

Minority interest	28	—	—	—	28
Limited partnership interest of third parties	462	—	—	—	462
Partners’ capital	4,942	—	(32)	138	5,048

Total liabilities and partners’ capital	$11,805	$539	$(619)	$137	$11,862

See Notes to Unaudited Pro Forma Balance Sheet.

HOST HOTELS & RESORTS, L.P.

NOTES TO THE UNAUDITED PRO FORMA BALANCE SHEET

A.

This column represents the adjustment for the issuance of $550 million of Exchangeable Senior Debentures through the proposed offering, assuming an original issue discount of $11 million and estimated offering expenses of $1 million.

B.	This column represents the adjustment for the following debt transactions:

•	the repayment of the $250 million outstanding under our credit facility during the first quarter of 2007;

•	the March 2007 issuance of $300 million of 5.531% mortgage debt on The Ritz-Carlton, Naples and the Newport Beach Marriott Hotel & Spa;

•	the February 2007 refinancing of $88 million of 8.58% mortgage on the Harbor Beach Marriott Hotel with a $134 million 5.55% mortgage;

•	the March 2007 repayment of $88 million of floating rate mortgage debt of the JW Marriott, Washington, D.C. The interest rate of the mortgage debt was LIBOR plus 2.1%, or 7.45%, at December 31, 2006.

•	the anticipated repayment of $595 million of mortgage debt, including prepayment premiums of $28 million, with the proceeds from the proposed offering and available cash.

C.	This column represents the adjustment to record the net proceeds from the sale of seven properties during 2007.

D.	In the event that the initial purchasers exercise their option to purchase additional debentures in full, cash and senior notes would both increase by $49 million.

E.	The pro forma aggregate debt maturities at December 31, 2006 are as follows (in millions):

2007	69
2008	70
2009	548
2010	521
2011	132
Thereafter	4,510

5,850
Capital lease obligations	3
Discount on senior notes	(23)

$5,830

HOST HOTELS & RESORTS, L.P.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2006

(IN MILLIONS, EXCEPT PER UNIT AMOUNTS)

		A	B	C	D	E	F	G	H	I	J
	Host L.P. Historical Statement of Operations	Starwood Portfolio Historical	Starwood Portfolio Adjustments	European Joint Venture	Host L.P. Pro Forma for Starwood Acquisition	Exchangeable Senior Debentures Issuance	Other 2007 Debt Transactions	2007 Dispositions	2006 Debt Transactions	Other 2006 Acquisition	Equity Transactions	Host L.P. Pro Forma Statement of Operations
REVENUES
Rooms	$2,989	$102	$66	$(15)	$3,142	$—	$—	$(51)	$—	$30	$—	$3,121
Food and beverage	1,479	53	31	(8)	1,555	—	—	(22)	—	30	—	1,563
Other	301	12	9	(2)	320	—	—	(4)	—	12	—	328

Total hotel sales	4,769	167	106	(25)	5,017	—	—	(77)	—	72	—	5,012
Rental income	119	—	—	—	119	—	—	—	—	—	—	119

Total revenues	4,888	167	106	(25)	5,136	—	—	(77)	—	72	—	5,131

EXPENSES
Rooms	707	31	18	(5)	751	—	—	(14)	—	7	—	744
Food and beverage	1,067	42	23	(7)	1,125	—	—	(15)	—	19	—	1,129
Hotel departmental expenses	1,202	48	32	(10)	1,272	—	—	(3)	—	7	—	1,276
Management fees	228	4	8	(1)	239	—	—	(3)	—	3	—	239
Other property-level expenses	367	12	6	—	385	—	—	(23)	—	14	—	376
Depreciation and amortization	459	—	29	(5)	483	—	—	(7)	—	8	—	484
Corporate and other expenses	94	1	1	—	96	—	—	—	—	—	—	96
Gain on insurance settlement	(13)	—	—	—	(13)	—	—	—	—	—	—	(13)

Total operating costs and expenses	4,111	138	117	(28)	4,338	—	—	(65)	—	58	—	4,331

OPERATING PROFIT	777	29	(11)	3	798	—	—	(12)	—	14	—	800
Interest income	33	—	—	—	33	—	—	—	—	—	—	33
Interest expense	(450)	(31)	28	—	(453)	(17)	37	—	53	(5)	—	(385)
Net gains on property transactions	1	—	—	—	1	—	—	—	—	—	—	1
Minority interest expense	(10)	—	—	—	(10)	—	—	—	—	—	—	(10)
Equity in earnings (losses) of affiliates	(6)	—	—	(1)	(7)	—	—	—	—	—	—	(7)

INCOME (LOSS) BEFORE INCOME TAXES	345	(2)	17	2	362	(17)	37	(12)	53	9	—	432
Benefit from (provision for) income taxes	(5)	(1)	1	—	(5)	—	—	—	—	—	—	(5)

INCOME (LOSS) FROM CONTINUING OPERATIONS	340	(3)	18	2	357	(17)	37	(12)	53	9	—	427
Less: Distributions on preferred units	(14)	—	—	—	(14)	—	—	—	—	—	4	(10)
Issuance costs of redeemed preferred units	(6)	—	—	—	(6)	—	—	—	—	—	6	—

Net income (loss) from continuing operations available to common unitholders	$320	$(3)	$18	$2	$337	$(17)	$37	$(12)	$53	$9	$10	$417

Basic earnings (loss) from continuing operations per unit	$0.64	$(0.02)	$0.13	$0.01	$0.62							$0.77
Diluted earnings (loss) from continuing operations per unit	$0.64	$(0.02)	$0.13	$0.01	$0.62							$0.76
Weighted average basic common units	501.0	133.5	133.5	133.5	541.2				1.9			543.1
Weighted average diluted common units	503.0	133.5	133.5	133.5	543.2				1.9			545.1

See Notes to Unaudited Pro Forma Statements of Operations.

HOST HOTELS & RESORTS, L.P.

NOTES TO THE UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

A.	Represents the historical results of operations for the Starwood portfolio for the period from January 1, 2006 through February 28, 2006.

B.	Represents certain adjustments to the historical results of operations for the Starwood portfolio including:

•	An adjustment to depreciation expense for property and equipment to reflect expected depreciation based on Host L.P.’s stepped-up basis;

•	An adjustment to eliminate interest expense for debt not assumed in the transaction;

•	An adjustment to management fee expense to reflect the new license and operating agreements under which the properties will operate upon completion of the transactions;

•	An adjustment to reduce the historical corporate expenses of the Starwood portfolio to reflect the incremental corporate expenses expected to be incurred by Host L.P. as a result of the acquisition;

•	An adjustment to reflect the effect of the acquisition of the Starwood portfolio on income taxes;

•	An adjustment to eliminate the operations of two hotels located in Fiji, which were included in the financial statements of the Starwood portfolio, that were retained by Starwood; and

•	An adjustment to reflect the results of operations for the period from March 1, 2006 to April 9, 2006. We acquired the portfolio on April 10, 2006.

C.	Represents the elimination of the operations and owner expenses of the Starwood portfolio related to the five hotels acquired by the European joint venture, in which we own approximately 32.1% of the general and limited partnership interests, and the Sheraton Warsaw Hotel & Towers which we contributed to the European joint venture. We have recorded $1 million as equity in losses of affiliates for the year ended December 31, 2006 to reflect our portion of the pro forma operations of the European joint venture for the period from January 1, 2006 to May 2, 2006.

D.	Represents our pro forma statement of operations as adjusted to reflect the acquisition of the Starwood portfolio.

E.

Represents interest expense related to the issuance of $550 million of the Exchangeable Senior Debentures through the proposed offering. In the event that the initial purchasers exercise their option to purchase additional debentures in full, annual interest expense on the debentures would increase to approximately $20 million. Each one-eighth percentage point increase or decrease in the applicable interest rate would correspondingly change our interest expense on the debentures by approximately $0.7 million per year (or $0.8 million per year in the event that the initial purchasers exercise their option to purchase additional debentures in full).

F.	Represents the adjustment to interest expense (including the prepayment premiums and deferred financing fees and original issue discounts) related to the issuance, repayment, or refinancing of the following debt in 2007:

•	the issuance of $300 million of 5.531% mortgage debt in March 2007 on The Ritz-Carlton, Naples and the Newport Beach Marriott Hotel & Spa;

•	the refinancing of $88 million of 8.58% mortgage debt on the Harbor Beach Marriott Hotel in February 2007 with a $134 million 5.55% mortgage debt;

•

the March 2007 repayment of $88 million of floating rate mortgage debt of the JW Marriott, Washington, D.C. The interest rate of the mortgage debt was LIBOR plus 2.1%, or 7.45% at December 31, 2006; and

•	the anticipated repayment of approximately $595 million of mortgage debt with the proceeds from the proposed offering.

G.	Represents the adjustment to eliminate the historical revenues and operating expenses associated with the 2007 sale of three properties that were not classified as held-for-sale at December 31, 2006.

H.	Represents the adjustment to interest expense (including the prepayment premiums and deferred financing fees and original issue discounts) related to the issuance, prepayment, redemption or discharge of the following debt in 2006:

•	the redemption of $242 million of 9 1/4% Series G senior notes in December 2006, including the termination of the related swap agreement;

•	the redemption of $450 million of 9 1/2% Series I senior notes in December 2006, including the termination of the related swap agreement;

•

the issuance of $500 million of 6 7/8% Series R senior notes, net of $4 million of original issue discount in November 2006. The Series R senior notes were exchanged for identical Series S senior notes in February 2007;

•	the redemption of the remaining $136 million of 7 7/8% Series B senior notes in May 2006;

•	the issuance of $800 million of 6 3/4% Series P senior notes in March 2006. The Series P senior notes were exchanged for identical Series Q senior notes in July 2006;

•

the conversion or redemption by Host REIT of the Convertible Subordinated Debentures during 2006 (including approximately $2 million of Convertible Subordinated Debentures redeemed for cash in the second quarter of 2006) into approximately 24 million shares of Host REIT common stock including the elimination of the related deferred financing costs. As a result of these transactions, we issued 24 million common OP units in 2006 to Host REIT and eliminated our Convertible debt obligation to Host REIT; and

•	the repayment of $84 million of 8.39% mortgage debt on the Boston Marriott Copley Place in June 2006.

I.	Represents the adjustment to record the historical revenues, operating expenses and interest expense associated with the September 2006 purchase of The Westin Kierland Resort & Spa and the assumption at fair value of the related $133 million of 8.39% mortgage debt for the period from January 1, 2006 through August 31, 2006.

J.	Represents the adjustment to record the effect of distributions paid on preferred OP units and issuance costs of redeemed preferred OP units due to the redemption of 5.98 million Class C preferred OP units on May 19, 2006.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED OP UNIT DISTRIBUTIONS

The following table shows our historical ratio of earnings to fixed charges and preferred OP unit distributions for the year ended December 31, 2006 and the pro forma ratio as adjusted for the transactions described in “Unaudited Pro Forma Financial Statements” herein.

	Year Ended December 31,
	Pro Forma 2006	2006
	(in millions, except ratios)
Ratio of earnings to fixed charges and preferred OP unit distributions (a)(b)	2.0x	1.7x

(a)	The ratio is calculated as the sum of pre-tax income from continuing operations before adjustments for minority interest and income (loss) from equity investments plus amortization of capitalized interest, distributions from equity investments and fixed charges less capitalized interest and distributions on preferred OP units divided by fixed charges, which is the sum of interest expensed and capitalized, distributions on preferred OP units and the interest factor included within rental expense.
(b)	For pro forma 2006 and fiscal year 2006, the ratio of earnings to fixed charges and preferred OP unit distributions includes depreciation and amortization expense of $484 million and $459 million respectively.